Exhibit (a)(1)(j)

FORM OF NOTICE OF ACCEPTANCE OF

OPTIONS FOR AMENDMENT

Sigma Designs, Inc. hereby accepts all of the eligible options properly tendered for amendment with respect to which eligible option holders have elected to participate in the Offer.